Exhibit 99.1

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Reduced Production at Central Appalachian Operation

TULSA, OKLAHOMA, July 13, 2009 – In response to ongoing challenges in the Central Appalachian coal market, Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that it is reducing previously planned coal production by idling one of the four continuous mining units operating at its Van Lear mine, which is part of the Pontiki mining complex in Martin County, Kentucky.

“Demand for coal delivered from Pontiki into the Norfolk Southern rail markets has declined significantly over the last 12 months and current customer indications are that this lack of demand could persist through 2010,” said Joseph W. Craft III, President and Chief Executive Officer. “While we deeply regret the impact on our employees, their families and their communities, without firm sales commitments at acceptable prices, we must reduce production in this market environment.”

As a result of the reduced operating level at Pontiki, coal production for the remainder of 2009 will be approximately 150,000 to 200,000 tons lower than previously anticipated. Seventy two employees are affected by this action and Alliance, along with the Commonwealth of Kentucky’s Office of Employment and Training, are providing assistance to these dislocated employees.

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users. ARLP, the nation’s only publicly traded master limited partnership involved in the production and marketing of coal, is currently the fifth largest coal producer in the eastern United States with operations in all major eastern coalfields. ARLP currently operates eight underground mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia. We are constructing two new mining complexes, one in Kentucky and one in West Virginia, and also operate a coal loading terminal on the Ohio River at Mt. Vernon, Indiana.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of ARLP at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and our ability to respond to the competition; sustained decreases in coal prices, which could adversely affect our operating results and cash flows; decreases in spot market prices for coal; risks associated with the expansion of our operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; the impact and duration of the current worldwide economic downturn; liquidity constraints, including those resulting from the cost or unavailability of financing due to current credit market conditions; customer bankruptcies or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including but not limited to issues related to climate change and miner health and safety; our productivity levels and margins that we earn on our coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; replacement of coal reserves; a loss or reduction of direct or indirect benefits from certain state and federal tax credits; and difficulty obtaining commercial property insurance, and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in ARLP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including ARLP’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009 with the SEC. Except as required by applicable securities laws, ARLP does not intend to update its forward-looking statements.

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